SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





         Date of Report (Date of earliest event reported): January 26, 2004

                        First Citizens BancShares, Inc.
                        -------------------------------
            (Exact name of registrant as specified in its charter)


       Delaware                    0-16471                    56-1528994
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(State or other jurisdiction  (Commission         (IRS Employer Identification
      of incorporation)        File Number)                   Number)


3128 Smoketree Court; Raleigh, North Carolina                    27604
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(Addreess of principal exectuive offices)                       (Zip Code)


Registrant's phone number including area code:        919-716-7000
                                                 ------------------------------
Item 7.       Financial Statements and Exhibits.

(c)      Exhibits.   The following exhibit is being filed with this Report:

Exhibit No.      Exhibit Description
-----------      -------------------
    99           Copy of press release dated January 26, 2004



Item 9.  Regulation FD Disclosure (Being furnished under both Item 9 and
         Item 12).

     On January 26, 2004, Registrant announced its results of operations for the quarter ended December 31, 2003. A copy of Registrant's press release issued this date is attached as Exhibit 99 to this Report and is incorporated by reference into this Report.

                  Disclosures About Forward Looking Statements

The discussions included in this Report and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and
Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as "expects," "anticipates," "believes," "estimates," "plans," "projects," or other statements concerning opinions or judgments of the Registrant and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Registrant's customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             First Citizens BancShares, Inc.
                                             -------------------------------
                                                    (Registrant)

Date:   January 26, 2004                         By: /S/Kenneth A. Black
                                                 ---------------------------
                                                  Kenneth A.Black
                                                  Vice President

For Immediate Release                        Contact:     Barbara Thompson
January 26, 2004                                          First Citizens Bank
                                                          (919) 716-2716

Corporate Communications Department-CTW11
PO Box 27131  Raleigh, NC 27611-7131


FIRST CITIZENS REPORTS EARNINGS FOR 2003

RALEIGH, N.C. - First Citizens BancShares Inc. (Nasdaq: FCNCA) reports earnings for the year ending Dec. 31, 2003, of $75.2 million compared to $92.8 million for 2002, a reduction of $17.6 million or 18.9 percent, according to Lewis R. Holding, chairman of the board.

Per share income for 2003 totaled $7.19 compared to $8.85 for 2002. First Citizens' results generated an annualized return on average assets of 0.61 percent during 2003. That compares to 0.78 percent for 2002. The annualized return on average equity was 7.54 percent in 2003, compared to 10.03 percent for 2002. The reduction in 2003 net income resulted from lower net interest income and higher noninterest expense. The impact of the reduction more than negated the benefit of higher noninterest income and lower provision for loan losses.

Net interest income for 2003 decreased $20.2 million or 5.3 percent from 2002. During 2003, the unfavorable impact of lower interest rates more than offset the benefit of growth among interest-earning assets. The taxable-equivalent net yield on interest-earning assets fell from 3.63 percent in 2002 to 3.32 percent in 2003. Noninterest expense increased $33.1 million or 7.6 percent during 2003, the result of higher personnel expenses as well as higher equipment and occupancy costs related to new branches.

Noninterest income increased $24.0 million or 10.8 percent during 2003, due primarily to improved cardholder and merchant services income, higher mortgage income and a $5.7 million nonrecurring gain on the sale of branch offices. The provision for loan losses was $24.2 million in 2003, compared to $26.6 million in 2002, an 8.9 percent reduction. The decline was the result of lower levels of net charge-offs, which were lessened by the impact of loan growth. Net charge-offs were $17.8 million and $21.1 million during 2003 and 2002, a reduction of $3.3 million or 15.8 percent during 2003. Net charge-offs equaled
0.23 percent of average loans outstanding during 2003, compared to 0.29 percent for 2002.

First Citizens reported net income of $16.6 million for the quarter ending Dec. 31, 2003, compared to $19.3 million for the corresponding period of 2002, a reduction of 14.3 percent. Per share income for the fourth quarter 2003 totaled $1.59 compared to $1.85 for the same period a year ago. First Citizens' results generated an annualized return on average assets of 0.53 percent for the fourth quarter of 2003, compared to 0.64 percent for the same period of 2002. The annualized return on average equity equaled 6.45 percent during the fourth quarter of 2003, compared to 8.05 percent for the same period of 2002. In the fourth quarter, higher noninterest expenses exceeded the favorable impact of improved noninterest income, lower provision for loan losses and a slight improvement in net interest income. Noninterest expense increased $7.8 million or 7.0 percent during the fourth quarter of 2003, when compared to the same period of 2002. Salary expense increased $3.3 million or 6.8 percent during 2003 due to the continued growth and expansion of Atlantic States Bank's franchise and higher incentive-based compensation. Occupancy expense increased $1.2 million or 12.9 percent, the result of higher depreciation costs and rent expense resulting from new branch facilities.

Noninterest income increased $2.2 million or 3.9 percent during the fourth quarter. Cardholder and merchant services income increased $1.0 million or 7.5 percent due to favorable volume growth, while service-charge income increased $957,000 or 5.0 percent. Growth was also noted in trust income and commission-based income. These increases were partially offset by a $1.5 million reduction in mortgage income.

BancShares reported an increase in net interest income in the fourth quarter of 2003, compared to the prior year's same quarter. Net interest income increased $246,000 or 0.3 percent in the fourth quarter, compared to the same period of 2002. The improvement in net interest income resulted from loan growth and the collection of interest income on nonaccrual loans. These enhancements to net interest income more than offset the unfavorable impact of lower interest rates on interest-earning assets. The taxable-equivalent net yield on interest-earning assets fell from 3.43 percent in the fourth quarter of 2002 to 3.33 percent for the fourth quarter of 2003. Average interest-earning assets increased $329.3 million or 3.1 percent during the fourth quarter of 2003, compared to the same period of 2002.

The provision for loan losses decreased $2.1 million or 29.0 percent in the fourth quarter of 2003, compared to the same period of 2002 due to lower net charge-offs. Net charge-offs were $3.9 million during the fourth quarter of 2003, compared to $6.2 million during the same period of 2002, a 37.5 percent reduction.

As of Dec. 31, 2003, First Citizens BancShares had total assets of $12.6 billion. BancShares' subsidiary, First Citizens Bank, has 332 branches in North Carolina, Virginia and West Virginia. Another subsidiary, Atlantic States Bank, has 34 offices in Georgia and Florida. Atlantic States' western division, IronStone Bank, has 10 offices in Texas, Arizona and California. For more information, visit the First Citizens Web site at firstcitizens.com.

 CONDENSED STATEMENTS OF INCOME
                                                                     Three Months Ended December 31         Year Ended December 31
(thousands, except share data; unaudited)                                   2003             2002             2003             2002
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
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Interest income                                                        $ 125,343        $ 140,508        $ 510,477        $ 596,169
Interest expense                                                          32,301           47,712          148,537          214,018
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Net interest income                                                       93,042           92,796          361,940          382,151
Provision for loan losses                                                  5,079            7,156           24,187           26,550
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Net interest income after provision for loan losses                       87,963           85,640          337,753          355,601
Noninterest income                                                        58,834           56,618          245,374          221,389
Noninterest expense                                                      120,322          112,496          466,526          433,447
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Income before income taxes                                                26,475           29,762          116,601          143,543
Income taxes                                                               9,901           10,422           41,414           50,787
====================================================================================================================================
 Net income                                                             $ 16,574         $ 19,340         $ 75,187         $ 92,756
====================================================================================================================================
Taxable-equivalent net interest income                                  $ 93,297         $ 93,106        $ 362,991        $ 383,494
====================================================================================================================================
Net income per share                                                      $ 1.59           $ 1.85           $ 7.19           $ 8.85
Cash dividends per share                                                   0.275            0.250             1.10             1.00
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Profitability Information (annualized)
Retu n on average assets                                                    0.53 %           0.64 %           0.61 %           0.78%
Return on average equity                                                    6.45             8.05             7.54            10.03
Taxable-equivalent net yield on interest-earning assets                     3.33             3.43             3.32             3.63
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


 CONDENSED BALANCE SHEETS
                                                                                  December 31       December 31
(thousands, except share data; unaudited)                                                2003              2002           Change
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
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Cash and due from banks                                                             $ 790,168         $ 811,657           -2.65%
Investment securities                                                               2,469,447         2,539,236           -2.75%
Loans                                                                               8,326,598         7,620,263            9.27%
Reserve for loan losses                                                              (119,357)         (112,533)           6.06%
Other assets                                                                        1,093,052         1,373,267          -20.40%
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Total assets                                                                      $12,559,908       $12,231,890            2.68%
====================================================================================================================================

Deposits                                                                          $10,711,332       $10,439,620            2.60%
Other liabilities                                                                     819,271           824,979           -0.69%
Shareholders' equity                                                                1,029,305           967,291            6.41%
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Total liabilities and shareholders' equity                                        $12,559,908       $12,231,890            2.68%
====================================================================================================================================
Book value per share                                                                  $ 98.63           $ 92.36            6.79%
Tangible book value per share                                                           87.51             81.73            7.07%
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

 SELECTED AVERAGE BALANCES
                                                                 Three Months Ended December 31        Year Ended December 31
(thousands, except shares outstanding; unaudited)                        2003            2002              2003             2002
------------------------------------------------------------------------------------------------------------------------------------
Total assets                                                      $12,448,911     $12,076,262       $12,245,840      $11,843,239
Investment securities                                               2,602,630       2,544,930         2,585,376        2,610,622
Loans                                                               8,140,751       7,543,548         7,886,948        7,379,607
Interest-earning assets                                            11,100,897      10,771,571        10,932,853       10,553,574
Deposits                                                           10,611,464      10,251,693        10,433,781       10,007,398
Interest-bearing liabilities                                        9,178,628       9,234,127         9,163,960        9,129,168
Shareholders' equity                                              $ 1,020,181       $ 953,606         $ 996,578        $ 924,877
Shares outstanding                                                 10,436,345      10,475,377        10,452,523       10,478,843
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

                                                                                  December 31      December 31
(dollars in thousands; unaudited)                                                        2003             2002           Change
------------------------------------------------------------------------------------------------------------------------------------
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Nonaccrual loans                                                                     $ 18,190          $ 15,521           17.20%
Other real estate                                                                       5,949             7,330          -18.84%
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====================================================================================================================================
Total nonperforming assets                                                           $ 24,139          $ 22,851            5.64%
====================================================================================================================================
====================================================================================================================================
Accruing loans 90 days or more past due                                              $ 11,492           $ 9,566           20.13%
Nonperforming assets to gross loans plus other real estate                               0.29 %            0.30 %
Reserve for loan losses to gross loans                                                   1.43              1.48
Net charge-offs to average total loans                                                   0.23              0.29
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

 CAPITAL INFORMATION
                                                                                  December 31      December 31
(dollars in thousands; unaudited)                                                        2003             2002           Change
---------------------------------------------------------------------------------------------------------------------------------
Tier 1 capital                                                                    $ 1,147,124      $ 1,096,537      $ 1,084,714
Total capital                                                                       1,262,501        1,204,142        1,191,150
Risk-weighted assets                                                                8,618,154        8,123,321        8,086,739
Tier 1 capital ratio                                                                    13.31 %          13.50 %          13.41 %
Total capital ratio                                                                     14.65            14.82            14.73
Leverage capital ratio                                                                   9.42             9.17             9.22
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